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                                                              March 25, 1997


International Plastic Technologies, Inc.
320 Broad Hollow Road
Farmingdale, New York 11735

                  Re: Registration Statement on Form SB-2 for 1,250,000 shares of common stock, par value $0.01 per share, and 1,250,000 warrants, of International Plastic Technologies, Inc.

Gentlemen:

                  We have acted as counsel to International Plastic Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") which has been filed by the Company on the date hereof with the Securities and Exchange Commission (the "Commission"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,250,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 1,250,000 redeemable common stock purchase warrants (the "Warrants") (collectively the "Securities"), to be offered in connection with the offering described in the Prospectus (the "Prospectus"), which forms a part of the Registration Statement.

                  The Registration Statement has been filed in connection with
(i) 1,250,000 shares of Common Stock; (ii) 1,250,000 Warrants; (iii) 1,250,000
shares of common stock issuable upon exercise of the Warrants; (iv) 187,500 shares of common stock which may be purchased pursuant to an over-allotment option; (v) 187,500 warrants which may be purchased pursuant to the over-allotment option; (vi) 187,500 shares of common stock issuable upon exercise of the warrants which may be purchased pursuant to the over-allotment option; (vii) 125,000 shares of common stock issuable upon exercise of Underwriter's Warrants (the "Underwriter's Warrants"); (viii) 125,000 warrants issuable upon exercise of the Underwriter's Warrants; and (ix) 125,000 shares of common stock issuable upon exercise of the warrants underlying the Underwriter's Warrants.

                  The Common Stock and Warrants are described in the Prospectus which forms a part of the Registration Statement, to which this opinion is an exhibit.

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International Plastic Technologies, Inc.
March 25, 1998
Page 2

                  In our capacity as counsel to the Company, we have examined the Certificate of Incorporation and the By-laws of the Company, records of the Company's corporate proceedings, the Registration Statement as filed with the Commission and such other certificates, records and documents as we have deemed necessary for the purpose of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and the due authorization and valid execution and delivery of all documents. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company, its subsidiaries and others.

                  Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Securities have been duly authorized and when issued pursuant to and in connection with the Registration Statement, will be validly issued and will be binding obligations upon the Company.

                  We express no opinion on the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the State of New York.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       KOERNER SILBERBERG & WEINER, LLP


                                       By: /s/ Koerner Silberberg & Weiner, LLP
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